As filed with the U.S. Securities and Exchange Commission on March 15, 2021.

No. 333- 253220

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________________

European Biotech Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	Johannes Vermeerplein 9 1071 DV Amsterdam, Netherlands 31 (0) 20 664 55 00
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_________________________________

Eduardo Bravo Fernandez de Araoz, Chief Executive Officer

Koen Sintnicolaas, Chief Financial Officer

Johannes Vermeerplein 9 1071 DV Amsterdam, Netherlands 31 (0) 20 664 55 00
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Derek J. Dostal Yasin L. Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Reuven B. Young Leo Borchardt Davis Polk & Wardwell LLP Aldermanbury Square London EC2V 7HR United Kingdom Tel: 44 20 7418 1300	Merritt Johnson Harald Halbhuber Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	11,500,000 units	$ 10.00	$ 115,000,000	$ 12,547
Class A ordinary shares included as part of the units(3)	11,500,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	3,833,333 warrants	—	—	—(4)
Total			$ 115,000,000	$ 12,547
(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

European Biotech Acquisition Corp. is filing this Amendment No. 4 to its registration statement on Form S-1 (File No. 333-253220) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules incorporated by reference in the Registration Statement No. 333-253220 filed on March 11, 2021

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Ordinary Share Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Davis Polk & Wardwell LLP.**
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Counsel to the Registrant.**
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.**
10.3	Form of Private Placement Unit Purchase Agreement between the Registrant and the Sponsor.**
10.4	Form of Indemnity Agreement.**
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.**
10.6	Promissory Note, dated as of January 18, 2021, between the Registrant and the Sponsor.**
10.7	Securities Subscription Agreement, dated January 18, 2021, between the Registrant and the Founder.**
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.**
23.1	Consent of Marcum LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included on Exhibit 5.1).**
23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).**
24	Power of Attorney (included on signature page to initial filing of this Registration Statement).**
99.1	Consent of Volkert Doeksen.**
99.2	Consent of Onno van de Stolpe.**

**	Previously filed.

II-1

Table of Contents

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Spain, on the 15th day of March, 2021.

EUROPEAN BIOTECH ACQUISITION CORP.

By:	/s/ Eduardo Bravo Fernandez de Araoz
	Name:	Eduardo Bravo Fernandez de Araoz
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eduardo Bravo Fernandez de Araoz	Eduardo Bravo Fernandez de Araoz Chief Executive Officer (Principal Executive Officer)	March 15, 2021

/s/ Koen Sintnicolaas	Koen Sintnicolaas Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2021

/s/ Martijn Kleijwegt	Martijn Kleijwegt Chairman of the Board of Directors	March 15, 2021

/s/ Mark Wegter	Mark Wegter Director	March 15, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of European Biotech Acquisition Corp., in the City of New York, New York on the 15th day of March, 2021.

U.S. DULY APPOINTED REPRESENTATIVE COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on Behalf of Cogency Global Inc.